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                             STOCK OPTION AGREEMENT
                          (Non-Qualified Stock Option)
                           --------------------------

         THIS AGREEMENT is made to be effective as of ___________ (the "Grant Date") by and between The Scotts Company, an Ohio corporation (the "Company"), and _____________ (the "Optionee"), pursuant to the Company's 1996 Stock Option Plan (the "Plan").

         1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase ________ Common Shares of the Company, subject to adjustment as provided in Section 5.3 of the Plan. The Option is granted under the Plan and is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended.

         2. Terms and Conditions of the Option. The purchase price (the "Option Price") to be paid by the Optionee to the Company upon the exercise of the Option shall be $______ per share, subject to adjustment as provided in Section
5.3 of the Plan. The Option may be exercised on or after ____________ with respect to 100% of the Common Shares subject to the Option. The Option shall in no event be exercisable after the expiration of ten years from the Grant Date (the "Expiration Date"). Subject to the other provisions of this Agreement and to the provisions of the Plan, if the Option becomes exercisable as to certain Common Shares, it shall remain exercisable as to those Common Shares until the Expiration Date. The Option is subject to all the terms of the Plan.

         3. Exercise. To the extent that any portion of this Option is exercisable, that portion of such Option may be exercised in whole or in part by delivering to Merrill Lynch a written notice of exercise, signed by the Optionee or, in the event of the death of or permitted assignment by the Optionee, by such other person as is entitled to exercise the Option. The notice of exercise shall state the number of full Common Shares in respect of which the Option is being exercised. Payment for all such Common Shares shall be made to the Company at the time the Option is exercised. The Option Price may be paid in cash (including check, bank draft or money order) in U.S. dollars, or by the tender, by actual delivery or by attestation, of free and clear Common Shares already owned by the Optionee, in accordance with Section 6.4 of the Plan. The Optionee may elect pursuant to Section 10.4 of the Plan (i) to have Common Shares otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company free and clear Common Shares already owned by the Optionee, sufficient to pay all or part of the Optionee's estimated total federal, state and local tax obligations associated with the exercise of the Option.

         4. Change in Control Provisions. In the event of a Change in Control (as defined in the Plan), the Option may be surrendered in exchange for the payment to the Optionee of cash in an amount equal to the excess of the Change in Control Price (as defined in the Plan) over the Option Price. Such surrender must occur within the period described in Section 8.1 of the Plan. Notwithstanding the foregoing, if the Compensation and Organization Committee of the Board of Directors determines prior to the occurrence of the Change in Control that the Optionee will receive a new award (or have the Option honored or assumed) in a manner which satisfies the provisions of Section 8.2 of the Plan, no cash payment will be made in respect of the Option as a result of a Change in Control. If any cash payment with respect to the Option would result in the Optionee's incurring potential liability under Section 16(b) of the Securities Exchange Act of 1934, the cash payment will not occur unless and until such cash payment can be made without subjecting the Optionee to such potential liability.

         5. Nontransferability of the Option. The Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Optionee may transfer the Option to a revocable inter vivos trust as to which the Optionee is the settlor or to a Permissible Transferee (as defined in the Plan). Any transferee of the Option shall remain subject to all of the terms and conditions applicable to the Option. The Option may not be retransferred by a Permissible Transferee except by will or by the laws of descent and distribution and then only to another Permissible Transferee.

         6. Exercise After Termination of Employment. In the event of the termination of the Optionee's employment by reason of Retirement (as defined in the Plan), Disability (as defined in the Plan), or death, the Option may thereafter be exercised in full for a period of five years, subject to the stated term of the Option. In the event of the Optionee's termination of employment for Cause (as defined in the Plan), the Option shall be forfeited. In the event of the Optionee's termination of employment for any reason other than Retirement, Disability, death, or for Cause, the Option shall be exercisable, to the extent exercisable at the date of termination of employment, for a period of 90 days, subject to the stated term of the Option. The exercisability of the Option is also subject to the limitations of Section 7.5 of the Plan.

         7. Restrictions on Transfer of Common Shares. Anything contained in this Agreement or elsewhere to the contrary notwithstanding, the Option shall not be exercisable for the purchase of any Common Shares subject thereto except:
(i) Common

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Shares subject thereto which at the time of such exercise and purchase are registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) Common Shares subject thereto which at the time of such exercise and purchase are exempt or are the subject matter of an exempt transaction or are registered by description, by coordination or by qualification, or at such time are the subject matter of a transaction which has been registered by description, all in accordance with Chapter 1707 of the Ohio Revised Code, as amended; and (iii) Common Shares subject thereto in respect of which the laws of any state or foreign jurisdiction applicable to such exercise and purchase have been satisfied. If any Common Shares subject to the Option are sold or issued upon the exercise thereof to a person who (at the time of such exercise or thereafter) is an affiliate of the Company for purposes of Rule 144 promulgated under the 1933 Act, then upon such sale and issuance: (i) such Common Shares shall not be transferable by the holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that the proposed transfer would not violate the 1933 Act; and (ii) the Company may cause each share certificate evidencing such Common Shares to bear a legend reflecting the applicable restrictions on the transfer thereof. Any share certificate issued to evidence Common Shares as to which the Option has been exercised may bear such legends and statements as the Company shall deem advisable to ensure compliance with applicable federal, state and foreign laws and regulations. Nothing contained in this Agreement or elsewhere shall be construed to require the Company to take any action whatsoever to make the Option exercisable or to make transferable any Common Shares purchased and issued upon the exercise of the Option.

         8. Rights of the Optionee as a Shareholder. The Optionee shall have no rights or privileges as a shareholder of the Company with respect to any Common Shares of the Company covered by the Option until the date of issuance and delivery of a certificate to the Optionee evidencing such Common Shares.

         9. General. All terms and conditions of the Plan applicable to the Option which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event that any term or condition of this Agreement is inconsistent with the terms and conditions of the Plan, the Plan shall be deemed controlling. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. This Agreement constitutes the entire agreement between the Company and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No change, termination or attempted waiver of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the affected party. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, effective as of the date first written above.

                                   COMPANY:
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                                   The Scotts Company, an Ohio corporation



                                   By:
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                                       G. Robert Lucas
                                       Executive Vice President, General Counsel

                                   OPTIONEE:


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                                   Signature of Optionee
                                   SSN:
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